EXHIBIT 99         PRESS RELEASE

FOR IMMEDIATE RELEASE

 CONTACT:      BILL WILLIAMS, PRESIDENT & CEO
       OR      JAY RIFE, EXECUTIVE VICE PRESIDENT & CFO
               PHONE: 1-330-532-1517

                          GRAND CENTRAL FINANCIAL CORP.
                 ANNOUNCES 12.5% INCREASE IN QUARTERLY DIVIDENDS

Wellsville,  Ohio - December 26, 2001 - - Grand Central Financial Corp. (NASDAQ:
Small Cap: GCFC) announced today that its Board of Directors, at their meeting on December 20, 2001, declared a cash dividend of 9(cents) per share on its common stock payable January 18, 2002 to stockholders of record at the close of business on January 7, 2002. This represents an increase of 12.5% over the previous quarterly pay out.

At the end of the fourth quarter 2001, Grand Central Financial Corp. had 1,742,331 shares of common stock outstanding which will represent a total dividend paid of $156,809.79.

Grand Central Financial Corp., a holding company owning all the shares of Central Federal Savings & Loan Association of Wellsville, Ohio, was formed in connection with the mutual to stock conversion of Central Federal completed on December 30, 1998.

Central Federal Savings & Loan, organized in 1982, operates two offices located within Columbiana County, Ohio.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.